Exhibit 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of FOCUS Enhancements, Inc. on Form S-8 (Nos. 33-80498, 33-80651 and 333-33243) and on Form S-3 (No. 333-26911) of our report, which included an explanatory paragraph related to the Company's ability to continue as a going concern, dated April 11, 1996, on our audit of the consolidated financial statements of FOCUS Enhancements, Inc. as of December 31, 1995 and for the year then ended, which report is included in this Annual Report on Form 10-KSB/A-1.





                                                  COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
November 12, 1997